Exhibit 99.1

Press Release

For immediate release

Company contact: Larry C. Busnardo, Vice President, Investor Relations, 303-312-8514

HighPoint Resources Reports Third Quarter 2020 Financial and Operating Results

•	Reported production sales volume of 2.8 million barrels of oil equivalent (“MMBoe”) for the third quarter of 2020, exceeding the high end of guidance by 9%

•	Oil production sales volume of 1.5 million barrels of oil (“MMBbls”) for the third quarter of 2020; 53% of total equivalent production sales volume

•	Cash flow positive for the quarter with net bank debt[1] reduced 34% compared to the end of the second quarter

•	Reported a GAAP net loss of $16 million, or $3.72 per diluted share with adjusted net earnings[2] of $17 million, or $4.01 per diluted share and EBITDAX[2] of $64 million

•	Excluding the impact of reverse stock split[3] adjusted net earnings per diluted share were $0.08

•	Recently announced a definitive agreement to merge with Bonanza Creek in a strategic combination that creates a large-scale rural DJ Basin company[4]

(1)	Net bank debt represents the outstanding balance under our credit facility less cash and cash equivalents
(2)	Non-GAAP measures, reconciliation to GAAP financial measures can be found in the tables at the end of this release
(3)	Announced a 1-for-50 reverse stock split on October 20, 2020 effective as of the market open on October 30, 2020
(4)	See the Company’s press release dated November 9, 2020 for more details on the transaction

DENVER - November 9, 2020 - HighPoint Resources Corporation (“we”, “us”, the “Company” or “HighPoint”) (NYSE: HPR) today announced third quarter of 2020 financial and operating results, reporting a net loss of $16 million, or $3.72 per diluted share. Adjusted net income for the third quarter of 2020 was $17 million, or $4.01 per diluted share. EBITDAX for the third quarter of 2020 was $64 million. Excluding the impact of the reverse stock split that became effective on October 30, 2020, adjusted net earnings per diluted share were $0.08. Adjusted net income (loss) and EBITDAX are non-GAAP (Generally Accepted Accounting Principles) measures. Reconciliations of non-GAAP measures, including adjusted net income and EBITDAX to GAAP net income can be found in the tables at the end of this release.

Chief Executive Officer and President Scot Woodall commented, “The current operating environment continued to present challenges during the third quarter, but I am proud of our ability to exceed our quarterly objectives and continue to make progress toward our full year goals. Our employees remain healthy and safe and I’m pleased with our ability to execute as production exceeded guidance on significantly lower spending and we aggressively reduced operating costs. This allowed us to generate positive free cash flow, which was used to reduce net bank debt by 34%. Today, we announced an agreement to merge with Bonanza Creek in a strategic combination that provides our stakeholders an opportunity to participate in a larger DJ Basin company with a strong balance sheet and free cash flow profile. We look forward to working with the Bonanza Creek team in the coming months as we integrate the two organizations.”

THIRD QUARTER 2020 RESULTS

The Company reported oil, natural gas and natural gas liquids (“NGL”) production of 2.8 MMBoe for the third quarter of 2020, which exceeded the high end of the guidance range of 2.5-2.6 MMBoe. Oil volumes totaled 1.5 MMBbls or 53% of total equivalent volumes and also exceeded the high end of the guidance range of 1.4-1.46 MMBbls. Production sales volumes for the third quarter were comprised of approximately 53% oil, 25% natural gas and 22% NGLs.

For the third quarter of 2020, West Texas Intermediate (“WTI”) oil prices averaged $40.93 per barrel, Northwest Pipeline (“NWPL”) natural gas prices averaged $1.87 per MMBtu and NYMEX natural gas prices averaged $1.98 per MMBtu. Commodity price realizations to benchmark pricing were WTI less $4.32 per barrel of oil and NWPL less $0.51 per Mcf of gas. The NGL price averaged approximately 25% of the WTI price per barrel.

Lease operating expense (“LOE”) averaged $1.87 per Boe in the third quarter of 2020 compared to $3.16 per Boe in the second quarter of 2020. Third quarter LOE was lower compared to the second quarter of 2020 as a result of operational efficiencies and cost savings.

Production tax expense averaged $(0.38) per Boe in the third quarter of 2020 compared to $0.50 per Boe in the second quarter of 2020. Production tax expense for the third quarter of 2020 included a $5 million reduction in estimated 2019 Colorado ad valorem tax that is due in 2021. Excluding the adjustment, production taxes would have averaged 6.4% as a percentage of revenues. Production tax expense is expected to average approximately 6%-7% of revenues for the remainder of 2020.

Capital Expenditures

Capital expenditures for the third quarter of 2020 totaled $1.8 million, which consisted of flowback capital and minimal workover activity. As previously reported, due to continued oil price volatility, the Company suspended drilling and completion activity and continues to defer further activity until broader market conditions improve. Accordingly, the Company anticipates minimal capital spending for the fourth quarter of 2020.

Third Quarter Conference Call and Webcast

Due to the definitive merger agreement with Bonanza Creek announced today, the Company will not host a conference call/webcast to review its third quarter of 2020 results.

WEBSITE INFORMATION

This press release, along with other news about HighPoint, is available at http://investor.hpres.com/news-releases. We routinely post information that may be important to investors in the investor relations section of our website, http://investor.hpres.com/news-releases. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD, and we encourage investors to consult that section of our website regularly for important information about the Company. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document. Investors interested in automatically receiving news and information when posted to our website can also visit http://investor.hpres.com/news-releases to sign up for email alerts.

DISCLOSURE STATEMENTS

No Offer or Solicitation

This communication relates to a proposed business combination transaction (the “Merger”) between Bonanza Creek and the Company, which includes the commencement by Bonanza Creek and the Company of an exchange offer (the “Exchange Offer”) and the solicitation of a prepackaged plan of reorganization for the Company and its subsidiaries (the “Prepackaged Plan” and, together with the Exchange Offer and the Merger, the “Transaction”) to effect the exchange of unsecured senior notes of the Company for shares of Bonanza Creek common stock, par value $0.01 per share (the “Bonanza Creek common stock”), or unsecured senior notes to be issued by Bonanza Creek in connection with the Exchange Offer. Communications in this document do not constitute an offer to sell or the solicitation of an offer to subscribe for or buy any securities or a solicitation of any vote or approval with respect to the Transaction, the Exchange Offer or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

In connection with the Transaction, Bonanza Creek and the Company intend to file materials with the U.S. Securities and Exchange Commission (the “SEC”), including (1) a joint proxy statement in preliminary and definitive form (the “Joint Proxy Statement”), (2) a consent solicitation and prospectus with respect to the Exchange Offer (the “Exchange Prospectus”), of which the Prepackaged Plan will be a part, (3) a Registration Statement on Form S-4 with respect to the Merger (the “Merger Registration Statement”), of which the Joint Proxy Statement will be a part, and (4) a Registration Statement on Form S-4 with respect to the Exchange Offer (together with the Merger Registration Statement, the “Registration Statements”), of which the Exchange Prospectus will be a part. After the Registration Statements are declared effective by the SEC, Bonanza Creek and the Company intend to send definitive forms of the Joint Proxy Statement and the Exchange Prospectus to the shareholders of Bonanza Creek and the shareholders of the Company. These documents are not substitutes for the Joint Proxy Statement, Exchange Prospectus or Registration Statements or for any other document that Bonanza Creek or the Company may file with the SEC and send to Bonanza Creek’s shareholders or the Company’s shareholders in connection with the Transaction. INVESTORS AND SECURITY HOLDERS OF BONANZA CREEK AND THE COMPANY ARE URGED TO CAREFULLY AND THOROUGHLY READ THE JOINT PROXY STATEMENT, REGISTRATION STATEMENTS AND EXCHANGE PROSPECTUS, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY BONANZA CREEK AND THE COMPANY WITH THE SEC, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT BONANZA CREEK, THE COMPANY, THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors will be able to obtain free copies of the Registration Statements, Joint Proxy Statement and Exchange Prospectus, as each may be amended from time to time, and other relevant documents filed by Bonanza Creek and the Company with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by Bonanza Creek will be available free of charge from Bonanza Creek’s website at www.bonanzacrk.com under the “For Investors” tab or by contacting Bonanza Creek’s Investor Relations Department at (720) 225-6679 or slandreth@bonanzacrk.com. Copies of documents filed with the SEC by the Company will be available free of charge from the Company’s website at www.hpres.com under the “Investors” tab or by contacting the Company’s Investor Relations Department at (303) 312-8514 or lbusnardo@hpres.com.

Participants in the Solicitation

Bonanza Creek, the Company and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Bonanza Creek’s shareholders and the Company’s shareholders in connection with the Transaction. Information regarding the executive officers and directors of Bonanza Creek is included in its definitive proxy statement for its 2020 annual meeting filed with the SEC on April 24, 2020. Information regarding the executive officers and directors of the Company is included in its definitive proxy statement for its 2020 annual meeting filed with the SEC on March 18, 2020. Additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, will be set forth in the Registration Statements, Joint Proxy Statement and other materials when they are filed with the SEC in connection with the Transaction. Free copies of these documents may be obtained as described in the paragraphs above.

Forward-Looking Statements

All statements in this press release including any statements regarding the expected timetable for completing the Transaction, the results, effects, benefits and synergies of the Transaction, future opportunities for the combined company, future financial performance and condition, guidance and any other statements regarding Bonanza Creek’s or the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are forward-looking statements based on assumptions currently believed to be valid within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as expects, guidance, anticipates, believes, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein; however, these are not the exclusive means of identifying forward-looking statements. Additional forward-looking statements in this release relate to, among other things, Bonanza Creek and the Company’s plans and expectations with respect to the Transaction and the anticipated impact of the Transaction on the combined company’s results of operations, financial position, growth opportunities and competitive position, future production, cash flows, capital expenditures, costs, projects and opportunities. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995.

These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those anticipated, including, but not limited to, the possibility that shareholders of Bonanza Creek may not approve the issuance of new shares of Bonanza Creek common stock in the Transaction or that shareholders of the Company may not approve the Merger Agreement; the risk that a condition to closing of the Transaction may not be satisfied, that either party may terminate the merger agreement or that the closing of the Transaction might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the diversion of management time on transaction-related issues; the ultimate timing, outcome and results of integrating the operations of Bonanza Creek and the Company; the effects of the business combination of Bonanza Creek and the Company, including the combined company’s future financial condition, results of operations, strategy and plans; the ability of the combined company to realize anticipated synergies in the timeframe expected or at all; changes in capital markets and the ability of the combined company to finance operations in the manner expected; regulatory approval of the transaction; the effects of commodity prices; the risks of oil and gas activities; the risk that the requisite amount of the Company debt does not participate in the Exchange Offer and that the Company may need to reorganize in bankruptcy as a result; the risks and unpredictability inherent in the bankruptcy process; and the fact that operating costs and business disruption may be greater than expected following the public announcement or consummation of the Transaction. Expectations regarding business outlook, including changes in revenue, pricing, capital expenditures, cash flow generation, strategies for our operations, oil and natural gas market conditions, legal, economic and regulatory conditions, and environmental matters are only forecasts regarding these matters.

These and other forward-looking statements in this press release are based on management’s judgment as of the date of this release and are subject to numerous risks and uncertainties. Additional factors that could cause results to differ materially from those described above can be found in Bonanza Creek’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from Bonanza Creek’s website at www.bonanzacrk.com under the “For Investors” tab, and in other documents Bonanza Creek files with the SEC, and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in its subsequently filed Quarterly Reports on Form 10-Q, each of which is on file with the SEC and available from the Company’s website at www.the Companyes.com under the “Investors” tab, and in other documents the Company files with the SEC all of which are incorporated by reference herein, for further discussion of risk factors that may affect the forward-looking statements. The Company encourages you to consider the risks and uncertainties associated with projections and other forward-looking statements and to not place undue reliance on any such statements. In addition, the Company assumes no obligation to publicly revise or update any forward-looking statements based on future events or circumstances.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Bonanza Creek nor the Company assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

ABOUT HIGHPOINT RESOURCES CORPORATION

HighPoint Resources Corporation (NYSE: HPR) is a Denver, Colorado based company focused on the development of oil and natural gas assets located in the Denver-Julesburg Basin of Colorado. Additional information about the Company may be found on its website at www.hpres.com.

HIGHPOINT RESOURCES CORPORATION

Selected Operating Highlights

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Production Data:
Oil (MBbls)	1,507	2,180	4,731	5,648
Natural gas (MMcf)	4,254	4,236	12,564	11,544
NGLs (MBbls)	628	513	1,798	1,466
Combined volumes (MBoe)	2,844	3,399	8,623	9,038
Daily combined volumes (Boe/d)	30,913	36,946	31,471	33,106

Average Sales Prices (before the effects of realized hedges):
Oil (per Bbl)	$36.64	$52.27	$33.86	$52.82
Natural gas (per Mcf)	1.36	1.03	1.16	1.58
NGLs (per Bbl)	10.04	5.76	8.55	9.47
Combined (per Boe)	23.66	35.68	22.05	36.57

Average Realized Sales Prices (after the effects of realized hedges):
Oil (per Bbl)	$51.84	$54.08	$53.31	$54.31
Natural gas (per Mcf)	1.39	1.06	1.20	1.52
NGLs (per Bbl)	10.04	5.76	8.55	9.47
Combined (per Boe)	31.77	36.88	32.78	37.42

Average Costs (per Boe):
Lease operating expenses	$1.87	$2.47	$2.95	$3.37
Gathering, transportation and processing expense	1.87	0.47	1.62	0.56
Production tax expenses	(0.38)	2.31	(0.25)	2.29
Depreciation, depletion and amortization	8.97	24.99	14.54	25.47
General and administrative expense (1)	4.53	3.25	4.17	4.00

(1)

Includes long-term cash and equity incentive compensation of $0.34 per Boe and $0.63 per Boe for the three months ended September 30, 2020 and 2019, respectively, and $0.35 per Boe and $0.79 per Boe for the nine months ended September 30, 2020 and 2019, respectively.

HIGHPOINT RESOURCES CORPORATION

Consolidated Condensed Balance Sheets

(Unaudited)

	As of September 30,	As of December 31,
	2020	2019
	(in thousands)
Assets:
Cash and cash equivalents	$26,894	$16,449
Other current assets (1)	96,631	69,988
Property and equipment, net	761,142	2,064,174
Other noncurrent assets (1)	17,546	5,441

Total assets	$902,213	$2,156,052

Liabilities and Stockholders’ Equity:
Current liabilities	$102,658	$175,478
Long-term debt, net of debt issuance costs	760,054	758,911
Other long-term liabilities (1)	52,116	138,345
Stockholders’ equity (deficit)	(12,615)	1,083,318

Total liabilities and stockholders’ equity	$902,213	$2,156,052

(1)

At September 30, 2020, the estimated fair value of all of the Company’s commodity derivative instruments was an asset of $51.0 million, comprised of $47.0 million of current assets, $4.6 million of non-current assets and $0.6 million of non-current liabilities. This amount will fluctuate based on estimated future commodity prices and the current hedge position.

HIGHPOINT RESOURCES CORPORATION

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands, except per share amounts)
Operating Revenues:
Oil, gas and NGL production	$67,305	$121,281	$190,171	$330,472
Other operating revenues, net	42	1	42	374

Total operating revenues	67,347	121,282	190,213	330,846

Operating Expenses:
Lease operating	5,305	8,385	25,460	30,434
Gathering, transportation and processing	5,317	1,611	13,983	5,076
Production tax	(1,074)	7,868	(2,133)	20,666
Exploration	74	56	126	93
Impairment and abandonment	2,813	1,170	1,269,049	2,487
(Gain) Loss on sale of properties	18	—	4,797	2,901
Depreciation, depletion and amortization	25,522	84,948	125,355	230,170
Unused commitments	4,985	4,418	13,821	13,239
General and administrative (1)	12,891	11,048	35,996	36,109
Merger transaction expense	—	2,078	—	4,492
Other operating expenses, net	(38)	230	(540)	210

Total operating expenses	55,813	121,812	1,485,914	345,877

Operating Income (Loss)	11,534	(530)	(1,295,701)	(15,031)

Other Income and Expense:
Interest and other income	171	94	235	562
Interest expense	(14,346)	(15,167)	(44,117)	(43,227)
Commodity derivative gain (loss) (2)	(13,746)	31,047	144,649	(54,600)

Total other income and expense	(27,921)	15,974	100,767	(97,265)

Income (Loss) before Income Taxes	(16,387)	15,444	(1,194,934)	(112,296)
(Provision for) Benefit from Income Taxes	582	(4,330)	95,862	25,271

Net Income (Loss)	$(15,805)	$11,114	$(1,099,072)	$(87,025)

Net Income (Loss) per Common Share
Basic (3)	$(3.72)	$2.64	$(259.52)	$(20.69)
Diluted (3)	$(3.72)	$2.63	$(259.52)	$(20.69)
Weighted Average Common Shares Outstanding
Basic (3)	4,246	4,211	4,235	4,206
Diluted (3)	4,246	4,219	4,235	4,206

(1)

Includes long-term cash and equity incentive compensation of $1.0 million and $2.1 million for the three months ended September 30, 2020 and 2019, respectively, and $3.0 million and $7.2 million for the nine months ended September 30, 2020 and 2019, respectively.

(2)	The table below summarizes the realized and unrealized gains and losses the Company recognized related to its oil and natural gas derivative instruments for the periods indicated:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Included in commodity derivative gain (loss):
Realized gain (loss) on derivatives (a)	$23,059	$4,075	$92,506	$7,731
Prior year unrealized (gain) loss transferred to realized (gain) loss (a)	691	(20,739)	1,795	(61,430)
Unrealized gain (loss) on derivatives (a)	(37,496)	47,711	50,348	(901)

Total commodity derivative gain (loss)	$(13,746)	$31,047	$144,649	$(54,600)

(a)

Realized and unrealized gains and losses on commodity derivatives are presented herein as separate line items but are combined for a total commodity derivative gain (loss) in the Consolidated Statements of Operations. This separate presentation is a non-GAAP measure. Management believes the separate presentation of the realized and unrealized commodity derivative gains and losses is useful because the realized cash settlement portion provides a better understanding of the Company’s hedge position. The Company also believes that this disclosure allows for a more meaningful comparison to its peers.

(3)	All share and per share information has been retroactively adjusted to reflect a 1-for-50 reverse stock split effective October 30, 2020.

HIGHPOINT RESOURCES CORPORATION

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Operating Activities:
Net income (loss)	$(15,805)	$11,114	$(1,099,072)	$(87,025)
Adjustments to reconcile to net cash provided by operations:
Depreciation, depletion and amortization	25,522	84,948	125,355	230,170
Impairment and abandonment	2,813	1,170	1,269,049	2,487
Unrealized derivative (gain) loss	36,805	(26,972)	(52,143)	62,331
Deferred income taxes	(582)	4,330	(95,862)	(25,271)
Incentive compensation and other non-cash charges	1,302	2,521	3,947	9,501
Amortization of deferred financing costs	567	642	2,854	1,917
(Gain) loss on sale of properties	18	—	4,797	2,901
Change in operating assets and liabilities:
Accounts receivable	10,425	(4,987)	8,012	13,488
Prepayments and other assets	296	354	(1,609)	(1,109)
Accounts payable, accrued and other liabilities	10,601	10,600	(5,840)	3,867
Amounts payable to oil and gas property owners	7,948	6,139	(4,748)	(16,784)
Production taxes payable	(13,490)	6,990	(28,012)	(1,079)

Net cash provided by (used in) operating activities	$66,420	$96,849	$126,728	$195,394
Investing Activities:
Additions to oil and gas properties, including acquisitions	(7,440)	(117,823)	(118,281)	(375,976)
Additions of furniture, equipment and other	(202)	(384)	(855)	(3,958)
Other investing activities	413	32	3,602	(66)

Net cash provided by (used in) investing activities	$(7,229)	$(118,175)	$(115,534)	$(380,000)
Financing Activities:
Proceeds from debt	—	50,000	120,000	200,000
Principal payments on debt	(35,000)	(25,000)	(120,000)	(26,859)
Other financing activities	(33)	(218)	(749)	(1,741)

Net cash provided by (used in) financing activities	$(35,033)	$24,782	$(749)	$171,400

Increase (Decrease) in Cash and Cash Equivalents	24,158	3,456	10,445	(13,206)
Beginning Cash and Cash Equivalents	2,736	16,112	16,449	32,774

Ending Cash and Cash Equivalents	$26,894	$19,568	$26,894	$19,568

HIGHPOINT RESOURCES CORPORATION

Reconciliation of Discretionary Cash Flow, Adjusted Net Income (Loss) and EBITDAX

(Unaudited)

Discretionary Cash Flow Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Net Cash Provided by (Used in) Operating Activities	$66,420	$96,849	$126,728	$195,394
Adjustments to reconcile to discretionary cash flow:
Exploration expense	74	56	126	93
Merger transaction expense	—	2,078	—	4,492
Changes in working capital	(15,780)	(19,096)	32,197	1,617

Discretionary Cash Flow	$50,714	$79,887	$159,051	$201,596

Adjusted Net Income (Loss) Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands, except per share amounts)
Net Income (Loss)	$(15,805)	$11,114	$(1,099,072)	$(87,025)
Provision for (Benefit from) income taxes	(582)	4,330	(95,862)	(25,271)

Income (Loss) before income taxes	(16,387)	15,444	(1,194,934)	(112,296)

Adjustments to net income (loss):
Unrealized derivative (gain) loss	36,805	(26,972)	(52,143)	62,331
Impairment expense	2,537	—	1,267,401	—
(Gain) loss on sale of properties	18	—	4,797	2,901
One-time item:
Merger transaction expense	—	2,078	—	4,492
(Income) expense related to properties sold	(80)	229	(582)	(43)

Adjusted Income (Loss) before income taxes	22,893	(9,221)	24,539	(42,615)
Adjusted (provision for) benefit from income taxes (1)	(5,837)	1,851	(6,257)	9,588

Adjusted Net Income (Loss)	$17,056	$(7,370)	$18,282	$(33,027)

Per share, diluted (2)	$4.01	$(1.75)	$4.31	$(7.85)

(1)	Adjusted (provision for) benefit from income taxes is calculated using the Company’s current effective tax rate prior to applying the valuation allowance against deferred tax assets.
(2)	Per share information has been retroactively adjusted to reflect a 1-for-50 reverse stock split effective October 30, 2020.

EBITDAX Reconciliation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
	(in thousands)
Net Income (Loss)	$(15,805)	$11,114	$(1,099,072)	$(87,025)
Adjustments to reconcile to EBITDAX:
Depreciation, depletion and amortization	25,522	84,948	125,355	230,170
Impairment and abandonment expense	2,813	1,170	1,269,049	2,487
Exploration expense	74	56	126	93
Unrealized derivative (gain) loss	36,805	(26,972)	(52,143)	62,331
Incentive compensation and other non-cash charges	1,302	2,521	3,947	9,501
Merger transaction expense	—	2,078	—	4,492
(Gain) loss on sale of properties	18	—	4,797	2,901
Interest and other income	(171)	(94)	(235)	(562)
Interest expense	14,346	15,167	44,117	43,227
Provision for (benefit from) income taxes	(582)	4,330	(95,862)	(25,271)

EBITDAX	$64,322	$94,318	$200,079	$242,344

Discretionary cash flow, adjusted net income (loss) and EBITDAX are non-GAAP measures. These measures are presented because management believes that they provide useful additional information to investors for analysis of the Company’s performance and, in the case of discretionary cash flow, liquidity. In addition, the Company believes that these measures are widely used by professional research analysts and others in the valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and that many investors use the published research of industry research analysts in making investment decisions.

These measures should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, profitability, cash flow or liquidity measures prepared in accordance with GAAP. The definition of these measures may vary among companies, and, therefore, the amounts presented may not be comparable to similarly titled measures of other companies.